ASSIGNMENT AGREEMENT
                            (WITH ESCROW PROVISIONS)


                  This Assignment Agreement is made and entered into effective as of the 12th day of March, 1998, between U.S. Wireless Data, Inc., a Colorado corporation ("USWD") and Richard P. Draper, an individual ("Draper"), Tillicomb International LDC, a Cayman Island company ("Tillicomb") and Ireland Stapleton Pryor & Pascoe, P.C. ("Escrow Agent").

                                    RECITALS
                                    --------

                  WHEREAS, Tillicomb is a Cayman company which is beneficially owned solely by Draper and his immediate family which, as Draper's assignee, is the owner of a total of 397,684 shares of the no par value Common Stock of USWD (the "Shares"), which are the subject of an agreement between USWD and Draper dated as of October 5, 1995 (the "Original Agreement");

                  WHEREAS, pursuant to the Original Agreement, the Shares are subject to a call option for the benefit of USWD which entitles USWD to purchase the shares from Draper at any time prior to October 5, 1998 for $.25 per share (the "Option");

                  WHEREAS, USWD desires to assign the Option to certain third parties, and Draper and Tillicomb have agreed to any such assignments and to cooperate with the exercise of the Option on the terms set forth herein;

                  WHEREAS, USWD, Draper and Tillicomb have agreed to utilize the services of an escrow agent (the "Escrow Agent") to facilitate the transactions to be completed hereunder and the Escrow Agent has agreed to provide its services on the terms set forth herein;

                  NOW, THEREFORE, based on the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

1. Transfer of Shares to Tillicomb; Representations of Draper and Tillicomb. Prior to the initial transaction described in paragraph 2 below, the Shares shall be submitted for transfer to Tillicomb.

     In connection with the transfer of the Shares to Tillicomb, Draper represents to USWD that:

     a. Tillicomb is beneficially owned solely by Draper and his


                                                            Assignment Agreement
                                                        (With Escrow Provisions)
     immediate family; (b) Draper acquired the Shares in about September of 1994 and has been the beneficial owner of the Shares since that time; (c) he has not been an affiliate of USWD for at least the preceding 90 days; (d) Tillicomb has not been an affiliate of USWD for at least the preceding 90 days.

     b. Draper and Tillicomb agree that the Shares shall remain subject to the restrictions applicable to the Shares under the Original Agreement after the Shares have transferred to Tillicomb. The restrictions applicable to the Shares under the Original Agreement shall be removed only as set forth in this Agreement.

2. Initial Transaction. The parties shall complete the following initial transaction within thirty (30) days of the day this Agreement is signed by Draper, USWD and Tillicomb (the "Initial Closing"). At the Initial Closing, the following actions shall occur:

     a. Tillicomb shall deliver 367,684 Shares (the "Escrow Shares") to the Escrow Agent for deposit into the Escrow Account (as defined below). It is understood and agreed that stock certificate No. 0617 representing the 397,684 Shares Draper owns has been lost, stolen, destroyed or misplaced, and that the parties will cooperate in having a replacement stock certificate issued to Draper without the payment of any indemnity bond or other expense to Draper (other than a $520 charge payable to USWD's Transfer Agent, American Securities Transfer & Trust, Inc., in connection with issuing the replacement certificate). Draper agrees to execute and deliver to USWD and AST a lost stock certificate affidavit, including indemnification provisions running in favor of USWD and AST, their legal representatives, successors and assigns, which will hold such persons harmless from any and all liabilities, losses, damages, costs, charges, counsel fees and other reasonable expenses of every nature and character which they shall at any time sustain or incur by reason of any claim or demand which may be made as a result of or arising out the inability of Draper to submit Certificate No. 0617 for cancellation or the issuance of a new certificate representing the Shares.

     b. USWD shall deliver $25,000 by wire transfer of immediately available federal funds to Tillicomb.

3. Release of Option as to Remaining Shares. Concurrently with the Initial Closing, USWD shall release the Option as to the remaining 30,000 Shares (the "Tillicomb Shares"). Thereafter, the Tillicomb Shares shall be the sole and unencumbered property of Tillicomb and all rights of USWD relating to the Tillicomb Shares under the Original Agreement or otherwise shall terminate.

                                                            Assignment Agreement
                                                        (With Escrow Provisions)

4. Consent to Assignment of Option as to Escrow Shares; Payments of Option Exercise Price to Tillicomb; Release of Shares by Escrow Agent.

     a. Draper and Tillicomb hereby consent to the assignment of the Option by USWD as to the Escrow Shares, or any portion thereof, to any person designated by USWD (the "Assignee"); provided, that any partial assignment of the Option (except the last assignment, which may be for any balance of shares remaining subject to option) shall be for a minimum of at least fifty thousand (50,000) Shares at any one time, and provided further, that USWD shall take all reasonable steps to assure that any such assignments comply in all respects with applicable state and federal securities laws. USWD shall indemnify and hold Draper and Tillicomb harmless from and against any and all liability, including reasonable attorneys' fees, to which he becomes subject as a result of any failure of such transactions to comply with such laws, including any amounts incurred by Draper and/or Tillicomb as a result of any allegation, claim or investigation commenced as a result of any alleged failure of such transactions to comply with applicable securities laws.

     b. Upon assignment of the Option as to any or all of the Escrow Shares by USWD (an "Assigned Option"), USWD shall provide the Assignee with all necessary information to allow the Assignee to exercise the Assigned Option by making payment of $.25 per Share for each Share included in the Assigned Option (the "Option Exercise Price") directly to Tillicomb (through the Escrow Agent) for the Shares being purchased by the Assignee.

     c. Upon receipt of the Option Exercise Price for an Assigned Option by the Escrow Agent, as soon as the Escrow Agent has in its possession collected funds, the Escrow Agent shall, within one business day after receipt of such funds, pay such amount over to Tillicomb by wire transfer of immediately available federal funds. Upon transmittal of such payment to Tillicomb, the Escrow Agent shall immediately release the appropriate number of Shares that are the subject of the Assigned Option to the Assignee which has exercised the Assigned Option. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

     d. All Escrow Shares shall be purchased and paid for by Assignees by no later than October 5, 1998. Any Escrow Shares not purchased by exercise of the Option by an Assignee by such date shall be purchased and paid for by USWD at $.25 per share by the delivery of collected funds therefor to the Escrow Agent by no later five business days thereafter. Any Escrow Shares which have not been so purchased by the date five business days after October 5, 1998 shall be returned to Tillicomb unencumbered by the Option and any other restrictions on such Shares under the Original Agreement.

                                                            Assignment Agreement
                                                        (With Escrow Provisions)

5. The Escrow Account and the Escrow Agent. Ireland Stapleton Pryor & Pascoe, P.C., is hereby appointed and agrees to serve as Escrow Agent hereunder, subject to the following terms and conditions:

     a. Establishment of Escrow Account. The escrow account (the "Escrow Account") shall be established by the Escrow Agent as described in paragraph 2, for the benefit of Tillicomb and USWD. The Escrow Account may be a part of the general trust account of the Escrow Agent.

     b. Records to be Maintained by the Escrow Agent. The Escrow Agent shall keep complete and accurate records of all receipts and disbursements of funds and Escrow Shares (hereafter "Property") to and from the Escrow Account, including the names, addresses and other appropriate identifying information as to all persons submitting monies to the Escrow Account, the person to whom funds are delivered and a complete record of all transactions involving the Escrow Shares. Such records shall be available to USWD and Tillicomb immediately upon request.

     c. Escrow Period. The escrow period (the "Escrow Period") shall begin on the date set forth in paragraph 5a, above, and shall terminate upon the earlier to occur of the following dates:

          (1) The date upon which the Escrow Agent has paid Tillicomb funds equal to $91,921.00 and has delivered or properly instructed USWD's
          Transfer Agent for its Common Stock to deliver all of the Escrow Shares deposited into the Escrow Account to the person(s) entitled to receive such Shares as a result of the exercise of Assigned Options as described in paragraph 4c, and/or the exercise of the Option by USWD pursuant to paragraph 4d, above; or

          (2) The date upon which the Escrow Agent has returned to Tillicomb any Escrow Shares as to which Assigned Options or the Option has not been exercised, pursuant to the provisions of paragraphs 4c and 4d, above.

     d. Payment of Interest. The Escrow Account shall be non-interest bearing. As a result, all amounts deposited therein shall be paid to the person entitled thereto without any interest. Neither shall any deductions be made as to any amounts to be paid to any person entitled to receive funds from the Escrow Account.

     e. Collection Procedure. The Escrow Agent is hereby authorized to forward for collection any check received as payment hereunder and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid to the Escrow Agent shall be Assignment Agreement (With Escrow Provisions) returned to the person that submitted the check. In such cases, the Escrow Agent will promptly notify USWD of such return.

     f. Compensation of Escrow Agent. USWD shall pay the Escrow Agent any and all fees for its services hereunder as agreed between USWD and the Escrow Agent. All ordinary expenses of the Escrow Agent, including any bank or transfer charges, shall be reimbursed to the Escrow Agent by USWD.

     g. Successor Escrow Agents. The Escrow Agent, or any successor Escrow Agent, may resign at any time by giving notice in writing to each of the parties and to any person from whom funds are held in the Escrow Account. Escrow Agent shall be discharged from its duties under this Escrow Agreement on the first to occur of (i) the appointment of a successor Escrow Agent as provided in this paragraph and the transfer of all Escrow Funds to such successor escrow agent, or (ii) the expiration of thirty (30) calendar days after such notice is given. Any successor Escrow Agent shall deliver to each of the parties and any subscriber for whom funds are held in the Escrow Account, a written instrument accepting appointment under this Agreement, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive, in its capacity as Escrow Agent, possession of the Property in the Escrow Account. In such event, the parties shall deliver to the former Escrow Agent a release executed by each of them, releasing such Escrow Agent from its obligations hereunder.

     h. Indemnification. In the event the Escrow Agent becomes involved in any suit, litigation or other investigative or legal proceeding in connection with this Agreement, or its duties hereunder, the Escrow Account or any matter relating hereto or thereto, USWD agrees to indemnify and hold the Escrow Agent harmless from all loss, cost, damage, expense, liability, fees and expenses (including attorneys' fees and expenses) suffered or incurred by the Escrow Agent as a result thereof, except any such loss, cost, damage, expense, or liability that arises as a result of the Escrow Agent's gross negligence or willful misconduct.

     i. Acting on Notices. The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document that the Escrow Agent believes to be genuine received from USWD and Tillicomb or an authorized agent of both such persons. Upon notice to the Escrow Agent from any person which requests that some action be taken with respect to the return, payment or release of funds or property from the Escrow Account, the Escrow Agent shall notify all parties to this Agreement. Thereafter, the Escrow Agent shall not take any such requested action unless approved in writing by the parties or authorized by a court of competent jurisdiction.

     j. Standard of Care. The Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection herewith, provided it acts in good faith and is not grossly negligent.

     k. Consultation with Counsel. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or Escrow Agent's duties hereunder, and shall incur no liability
                                                            Assignment Agreement
                                                        (With Escrow Provisions)
     and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. The parties agree that the nonprevailing party as between USWD, Draper and Tillicomb shall be liable for the payment of any attorneys' fees reasonably incurred by Escrow Agent in connection with such consultation or representation in any proceeding.

     l. Disagreements. In the event of any disagreement involving the parties resulting in adverse clams or demands being made in connection with the Escrow Account or any Property, or in the event the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option and in its sole discretion, (i) interplead the Property into a court of competent jurisdiction, and/or (ii) refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act. The Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of all interested parties or persons (including any Option assignee) shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and (c) the Escrow Agent shall have been notified thereof by a written document signed by the parties or persons interested in the outcome of such dispute. Should a bill of interpleader be instituted, or should Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement, the Escrow Account or the terms or performance hereof, USWD, Draper and Tillicomb hereby bind and obligate themselves, jointly and severally, and their respective heirs, executors, administrators, successors, assigns and legal representatives, that the non-prevailing party as between them will pay the reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with and resulting from such proceeding or litigation.

     m. Discharge of Obligations. The Escrow Agent, upon transferring any and all funds to Tillicomb and by taking all actions necessary to cause the Escrow Shares to be properly delivered to the person(s) entitled thereto from the Escrow Account in accordance with the terms of this Agreement, or upon interpleading the Property in accordance with paragraph 4l hereof, shall be discharged from any further obligation hereunder.

6. Notices. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by certified mail, postage prepaid, return receipt requested, and addressed to the person or entity to be notified at the appropriate address specified below, or by delivering or causing to be delivered any such notice to the person or entity, or by facsimile transmission, addressed to the person or entity to be noticed at said address, provided a copy is placed in the certified mail, postage prepaid, return receipt requested, on the same date as sent by facsimile. Any notice given in any authorized manner shall be effective when actually received, or, if such notice was sent only by certified mail, on the fifth day after it was deposited into the custody of the United States
                                                            Assignment Agreement
                                                        (With Escrow Provisions)

Postal Service, whether actually received by the addressee or not. Addresses may be changed by notice given in the manner provided in this paragraph 6.

                         U.S. WIRELESS DATA, INC.

                                 2200 Powell Street, Suite 450
                                 Emeryville, CA 94608
                                 Attn:  Chief Executive Officer
                                 Telephone:  (510) 596-2025
                                 Facsimile:  (415) 510-2029

                         With a copy to:
                                 Ireland Stapleton Pryor & Pascoe, P.C.
                                 1675 Broadway, Suite 2600
                                 Denver, CO 80202
                                 Attn:  John G. Lewis, Esq.
                                 Telephone:  (303) 623-2700
                                 Facsimile:  (303) 623-2062

                         RICHARD P. DRAPER

                                 c/o Mail Boxes, Etc.
                                 103 4344 Main Street, Suite 902
                                 Whistler, B.C.
                                 Canada VON 1B4
                                 Telephone:  (604) 905-0242
                                 Facsimile:  (604) 905-0270

                         With a copy to:
                                 Foley & Lardner
                                 Firstar Center
                                 777 East Wisconsin Avenue
                                 Milwaukee, WI 53202-5367
                                 Attn:  Luke E. Sims, Esq.
                                 Telephone:  (414) 271-2400
                                 Facsimile:  (414) 297-4900

                                                            Assignment Agreement
                                                        (With Escrow Provisions)

                          TILLICOMB INTERNATIONAL, LDC

                     c/o Royal Bank of Canada Trust Company (Cayman)
                                P.O. Box 1586
                                George Town
                                Grand Cayman, BWI
                                Attn:  Sheena Thompson
                                Telephone:  (345) 949-9107
                                Facsimile:  (345) 949-5777


                                    ESCROW AGENT

                     Ireland, Stapleton, Pryor & Pascoe, P.C.
                                1675 Broadway, Suite 2600
                                Denver, CO  80202
                                Attn:  John G. Lewis, Esq.
                                Telephone:   (303) 623-2700
                                Facsimile:  (303) 623-2062

7. Effect of Agreement. This Agreement shall be binding on, inure to the benefit of, and be enforceable by and against the parties and their respective heirs, executors, administrators, successors, assigns and legal representatives.

8. Captions. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9. Choice of Law. This Agreement shall be interpreted and construed in accordance with, and shall be governed by, the laws of the State of Colorado and the laws of the United States applicable in Colorado, without regard to the choice of law rules of such State.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be decreed an original, but all of which together shall constitute one and the same instrument.

11. Waiver. Any waiver to be enforceable must be in writing and executed by a person authorized to execute such a waiver. No waiver by any party of any condition, or of the breach of any term, provision, or covenant contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other term, provision, or covenant.

                                                            Assignment Agreement
                                                        (With Escrow Provisions)

                  IN WITNESS WHEREOF, this Escrow Agreement has been executed by the parties effective as of the date set forth above.

                   U.S. WIRELESS DATA, INC.

                   By:/s/ Robert E. Robichaud
                      --------------------------

                   Print Name: Robert E. Robichaud

                   Title: Corporate Secretary & CFO

                   Date of Execution: March 12, 1998


                   RICHARD P. DRAPER /s/Richard D. Draper
                                     ---------------------
                   Date of Execution: March 12, 1998


                   TILLICOMB INTERNATIONAL, LDC

                   By: /s/Deborah I. Ebanks       /s/ Frank Boers
                      ---------------------       ---------------
                   Print Name:Deborah I. Ebanks       Frank Boers
                   Title: Director                    Director

                   Date of Execution: 12 March 1998


                   ESCROW AGENT

                   Ireland, Stapleton, Pryor & Pascoe, P.C.

                   By: /s/ John G. Lewis
                      ---------------------
                   Print Name:John G. Lewis
                   Title: Vice President
                   Date of Execution: March 17, 1998

                                                            Assignment Agreement
                                                        (With Escrow Provisions)